UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) October 31, 2016

INNERSCOPE ADVERTISING AGENCY INC.

(Exact Name of Registrant as Specified in Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

333-209341	46-3096516
(Commission File Number)	(IRS Employer Identification No.)

2281 Lava Ridge Court, Suite 130 Roseville, CA	95661
(Address of principal executive offices)	(Zip code)

(916) 218-4100
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

On October 31, 2016, the Company filed with the Secretary of State of Nevada Amended and Restated Articles of Incorporation (the “Amended and Restated Articles”) that had the effect of:

1.	Increasing the authorized shares of common stock from 75,000,000 to 225,000,000 shares.
2.	The increase in the authorized shares of common stock is as a result of the resolution passed by the Company’s Board of Directors authorizing the Company to issue two additional shares of common stock for every one share of common stock issued and outstanding to shareholders as October 28, 2016.

The foregoing description of the Amended and Restated Articles does not purport to be complete and is qualified in its entirety by reference to the Amended and Restated Articles, a copy of which is filed as Exhibit 3.1 to this current report on Form 8-K and incorporated herein by reference.

Item 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit No.	Description
3.1	Amended and Restated Articles of Incorporation as filed with the Nevada Secretary of State.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INNERSCOPE ADVERTISING AGENCY, INC.

Date: November 2, 2016	By:	/s/ Matthew Moore
Matthew Moore Chief Executive Officer